UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2012

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2012, the Board of Directors (the “Board”) of Yahoo! Inc. (the “Company”) appointed Marissa Mayer, 37, to serve as Chief Executive Officer and President and as a director of the Company, effective July 17, 2012. There are no arrangements or understandings between Ms. Mayer and any other persons pursuant to which she was selected as a director, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining Yahoo!, Ms. Mayer served as Vice President of Local, Maps, and Location Services at Google, Inc. beginning in 2010. Prior to that position, Ms. Mayer served as Google’s Vice President, Search Products and User Experience, and in a variety of other capacities since joining Google in 1999. Ms. Mayer is a member of the board of directors of Wal-Mart Stores, Inc. Ms. Mayer holds a B.S. in Symbolic Systems and a M.S. in Computer Science from Stanford University.

Employment Offer Letter

The Company entered into an employment offer letter dated July 16, 2012 (the “Agreement”) with Ms. Mayer. The Agreement has no specified term, and Ms. Mayer’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.

Base Salary and Bonus. Ms. Mayer will receive an annual base salary of $1,000,000, subject to annual review. She will also be eligible for an annual bonus under the Company’s Executive Incentive Plan with a target amount of 200% of base salary. The actual amount of the annual bonus will be determined by the Compensation and Leadership Development Committee of the Board (the “Compensation Committee”) based upon two criteria: (i) the Company’s financial performance and, (ii) if applicable under the Company’s bonus plan for that year, Ms. Mayer’s performance. The 2012 bonus would be prorated based on her period of employment in 2012.

2012 Annual Equity Awards (Vesting Over Three Years). Ms. Mayer will also receive an equity award for 2012 that will vest over 3 years. $6,000,000 of this equity award will be granted as restricted stock units, vesting over 3 years, and $6,000,000 as a stock option, which will vest over 2 1/2 years, subject to satisfaction of performance criteria. The number of restricted stock units and stock options to be granted will be calculated based on the Company’s stock price on July 26, 2012 (the next regularly scheduled grant date), in accordance with the Company’s standard equity valuation practices. The restricted stock units will be granted on July 26, 2012. The stock option is expected to be granted in November 2012 and will be subject to both time-based and performance-based vesting requirements. The Compensation Committee will establish the performance vesting criteria after consulting Ms. Mayer.

After 2012, Ms. Mayer will be eligible to receive annual equity grants when such grants are made to senior executives. Subject to the Compensation Committee’s discretion, the Company contemplates that the target value of such awards will not be less than the target value of her 2012 annual grant.

One-Time Retention Award (Vesting Over Five Years). Ms. Mayer will receive a one-time retention equity award that will vest over 5 years. $15,000,000 of this equity award will be granted as restricted stock units on July 26, 2012 vesting over five years, and $15,000,000 in the form of a performance-based stock option that is expected to be granted in November 2012. The stock option will be subject to both time-based and performance-based vesting requirements over the next 4 1/2 years. The Compensation Committee will establish the performance vesting criteria after consulting Ms. Mayer.

Make-Whole Restricted Stock Units (Vesting Over 29 Months). To partially compensate Ms. Mayer for forfeiture of compensation from her previous employer, she will receive a grant of restricted stock units with a grant-date value of $14,000,000 (the “Make-Whole RSUs”). The Make-Whole RSUs will be granted on July 26, 2012 and are scheduled to vest through 2014. The Make-Whole RSUs are scheduled to vest on the following schedule, based on grant date values: $4 million in 2012, $7 million in 2013, and $3 million in 2014.

Severance Terms. If the Company terminates Ms. Mayer’s employment without cause or if Ms. Mayer terminates her employment for good reason, the Company will offer her severance benefits similar to the benefits it provides to other senior executives of the Company at the time of her termination. In addition, if Ms. Mayer’s employment is terminated by the Company without cause, by Ms. Mayer for good reason, or due to Ms. Mayer’s death or disability (a “Termination Event”), the then outstanding and unvested Make-Whole RSUs will fully vest upon such termination. In addition, upon such termination, any portion of the restricted stock units and stock options subject to her 2012 annual awards and her retention awards described above that is scheduled to vest within six months after a Termination Event will fully vest, subject, in the case of stock options, to meeting the applicable performance criteria.

Other Benefits. Ms. Mayer will be eligible to participate in the benefit programs generally available to senior executives of the Company. She will be entitled to 20 days of vacation per year. The Company will reimburse Ms. Mayer for reasonable legal fees incurred in connection with entering into the Agreement, up to a maximum of $25,000, and for up to $50,000 of security expenses per year.

Ms. Mayer’s bonuses and equity grants will be subject to the Company’s “clawback” policies as in effect from time to time.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company also intends to enter into its standard form indemnification agreement with Ms. Mayer, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2009 and is incorporated by reference herein.

Departure of Directors or Certain Officers

Effective July 17, 2012, Ross B. Levinsohn will no longer serve as interim Chief Executive Officer and President of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Offer Letter, dated July 16, 2012, between Yahoo! Inc. and Marissa Mayer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald Bell
Name:	Ronald Bell
Title:	Interim General Counsel and Secretary

Date: July 19, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Offer Letter, dated July 16, 2012, between Yahoo! Inc. and Marissa Mayer.